STANDARD LEASE AGREEMENT

This Lease Agreement (this “Lease”) is made and entered into as of the 16th day of March 2018, between PORTSIDE INVESTORS, a California limited partnership (hereinafter called “Landlord”) and BROADVISION, having its principal office at 460 Seaport Court, Suite102, Redwood City, California 94063 (hereinafter called “Tenant”).

1.0	PROPERTY LEASED

Premises:

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant and Tenant does hereby lease and take from Landlord approximately 2,067 rentable square feet of floor area, in that certain building (“Building”) located in Redwood City, San Mateo County, State of California, and delineated on the site plan comprising Exhibit A annexed hereto and made a part hereof. The area of the Building being leased to Tenant under this Lease is commonly known by its street address as 460 Seaport Court, Suite 102, Redwood City, California 94063, and is hereinafter referred to as the “Premises.” The Building is located on certain land (“Land”) located in Redwood City, California and more particularly described on Exhibit B, and the Building is one of 14 buildings (collectively, the “Buildings”) located on the Land.

Parking:

Tenant, during the term hereof and so long as not in default hereunder, is granted a non-exclusive license to park or permit the parking of up to eight (8) automobiles in the parking area shown on Exhibit B hereto. Tenant, its employees, agents, invitees and licensees shall not park automobiles or other motor vehicles in excess of the permitted number.

Use:

As more fully set forth in paragraph 5, Tenant shall use the Premises only for sales office and general business use.

2.0	TERM AND POSSESSION

The term of this Lease (“the Term”) shall commence on the Commencement Date specified below (the “Commencement Date”) and, unless sooner terminated pursuant to the provisions of this Lease or extended pursuant to any extension option provided for herein, shall expire on the expiration date (the “Expiration Date”) set forth below. When the Commencement Date and the Expiration Date have been established, Landlord and Tenant shall confirm the same in the form of the Commencement Letter attached hereto as Exhibit C.

The “Commencement Date” shall be the date upon which Tenant actually occupies the Premises, with Landlord’s permission, for any use permitted under the terms of this Lease. The anticipated Commencement Date is July 1, 2018.

If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant at the Commencement Date of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, (a) all Rent (as defined in paragraph 3.7) shall be abated during the period between the Commencement Date of said term and the time when Landlord delivers possession, (b) Tenant shall commence paying Rent on the date of delivery of possession of the Premises, and (c) the Expiration Date shall be on the two (2) year anniversary of the date of delivery of possession of the Premises.

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In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all the provisions of this Lease and the Rent shall start on the date of occupancy of the Premises. Said early possession shall not advance the Expiration Date hereinabove provided.

3.0	RENT

Base Rent:

Tenant shall pay Landlord as base rent the sum of $7,234.50 (the “Monthly Installment”) each month in advance on the first day of each month, in U.S. dollars, without offset or deduction of any nature whatsoever, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are hereinafter specified. In the event that the Commencement Date is not on the first day of a calendar month, the Monthly Installment payable on the Commencement Date shall be equal to the product obtained by multiplying the Monthly Installment by the quotient obtained by dividing 30 into the number of days remaining in such calendar month.

MonthsRent
1  — 12$3.50 Full Service

The rent shall be increased annually by three percent (3%), commencing with the 13th month of the Lease Term and at every anniversary date thereafter.

~~3.2Rent Adjustment:~~

~~The base rent Monthly Installment provided for in paragraph 3.1 above shall be increased at intervals as follows: ____________________________________________________________________~~
~~__________. The Monthly Installment payable by Tenant in accordance with paragraph 3.1 shall be adjusted, upwards only, effective ____________ of each year (“Adjustment Date”) during the term of this Lease in accordance with percentage increase, if any, in the Consumer Price Index Urban Wage Earners and Clerical Workers (___________, Base: 1982 84-100) (“Index”), as published by the United States Department of Labor, Bureau of Labor Statistics (“Bureau”). The Index for each February during the term of this Lease shall be compared with the Index for the preceding February, and the Monthly Installment shall be increased in accordance with the percentage increase, if any, between such February Indices. Landlord shall use its best efforts to calculate and give Tenant notice of any such increase in the Monthly Installment on or near the Adjustment Date, and Tenant shall commence to pay the increased Monthly Installment effective on the Adjustment Date of each year. Notwithstanding the foregoing, in the event this Lease has not been in effect for an entire year prior to the first Adjustment Date, that first adjustment only shall be determined by comparing the Index for February with the Index published for the month first preceding the Commencement Date. All other adjustments shall be determined by the comparison of the February Indices. In the event that Landlord is unable to deliver to Tenant the notice of the increased Monthly Installment at least five business days prior to the Adjustment Date, Tenant shall commence to pay the increased Monthly Installment on the first day of the month following the receipt of such notice, which notice must be sent at least five business days prior to the first day of such month “Payment Date), and shall also pay, together with the first payment of the increased Monthly Installment, an amount determined by multiplying the amount of the increase in the Monthly Installment times the number of months which have elapsed between the Adjustment Date and the Payment Date. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its~~

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~~discretion, shall adopt a substitute index or procedure which reasonably reflects and monitors consumer prices.~~

1.1 Security Deposit:

Upon the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of $7,234.50 (“Security Deposit”) to secure the faithful performance by Tenant of each term, covenant and condition to be performed or kept by Tenant under this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant and condition on its part to be made or performed or kept under this Lease, including, without limitation, payment of Rent, maintenance of the Premises in good repair, and surrendering the Premises in a clean condition, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, and without waiving its right to treat such failure as a default hereof, use, apply or retain the whole or any part of the Security Deposit reasonably necessary to remedy such failure of Tenant. In such event, Tenant shall within five days of written demand by Landlord, remit to Landlord sufficient funds to restore said Security Deposit to its original sum. Landlord is not a trustee of the Security Deposit and may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. No interests shall accrue on the Security Deposit. Should Tenant comply with all of said terms, covenants and conditions and timely pay all amounts due hereunder as the same become due, and at the end of the term of this Lease leave the Premises in the condition required by the terms of this Lease, then said Security Deposit shall be returned to Tenant following the termination of this Lease and vacancy of the Premises by Tenant. At all times the Security Deposit shall be equal to the Monthly Installment due. When the Monthly Installment is increased, the Tenant shall immediately increase the Security Deposit to equal the Monthly Installment.

Late Charge:

Tenant acknowledges that late payment of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance, and notes secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other amount due from Tenant is not received by Landlord within five days after the same is due, Tenant shall pay to Landlord upon demand an additional sum of 10% of said installment of Rent or other amount as a late charge. This late charge shall be charged for each calendar month (without proration) in which all or any portion of Rent or other amount due hereunder is delinquent for more than five days from its original due date. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law. Such late charge shall be considered additional Rent.

Governmental Assessments:

In addition to the Monthly Installment, Tenant shall pay, prior to delinquency, (i) all personal property taxes, charges, rates, duties and license fees assessed against or levied upon Tenant’s occupancy of the Premises, or upon any tenant improvements, trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively “Personal Property”), and (ii) any governmental fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind whatsoever levied upon Tenant’s occupancy of the Premises or any Personal Property, other than Taxes (as defined in paragraph 3.10.14), which shall be handled in accordance with the provisions of paragraph 3.9 (collectively “Assessments”). Tenant shall cause such Assessments upon Personal Property to be billed separately from the property of

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Landlord. Tenant indemnifies and holds Landlord harmless from and against the payment of all such Assessments.

Special Charges for Special Services:

Tenant agrees to pay to Landlord, within 10 days following written demand, all charges for any services, utilities, goods or materials furnished by Landlord at Tenant’s request which are not required to be furnished by Landlord under this Lease without separate charge or reimbursement.

Definition of Rent:

Any and all payments of the Monthly Installment and any and all Taxes, fees, charges, costs, expenses, insurance obligations, late charges, Assessments, Operating Expense Adjustments (as defined in paragraph 3.8), and all other payments, disbursements or reimbursements (collectively “Rent”) which are attributable to, payable by or the responsibility of Tenant under the Lease, constitute “rent” within the meaning of California Civil Code Section 1951(a). All payments owed by Tenant under the Lease shall be paid to Landlord in lawful money of the United States of America at the location specified by Landlord for payment from time to time pursuant to this Lease.

Operating Expense Adjustments:

Tenant shall pay, in addition to the Monthly Installments computed and due pursuant to paragraphs 3.1 and 3.2, an additional sum as an operating expense adjustment (“Operating Expense Adjustment”) an amount equal to Tenant’s Pro Rata Share (as defined in paragraph 3.10) of any excess of Operating Expenses (as defined in paragraph 3.10) over the Base Amount (as defined in paragraph 3.10).

Procedure for Payment of Operating Expense Adjustments:

Tenant shall pay for Tenant’s Pro Rata Share of any excess of Operating Expenses over the Base Amount, as follows:

Landlord may, from time to time by 10 days notice to Tenant, reasonably estimate in advance the amounts Tenant shall owe on a monthly basis for excesses of Operating Expenses over the Base Amount for any full or partial calendar year of the term of this Lease. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Monthly Installment. Such estimate may be reasonably adjusted from time to time by Landlord by written notice to Tenant.

Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the “Statement”) to Tenant showing: (i) the amount of actual Operating Expenses for such calendar year, (ii) any amount paid by Tenant towards excesses of Operating Expenses over the Base Amount during such calendar year on an estimated basis and (iii) any revised estimate of Tenant’s obligations for excesses of Operating Expenses over the Base Amount for the current calendar year.

If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for excesses of Operating Expenses over the Base Amount for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant’s estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within 30 days after Landlord sends the Statement.

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If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for excesses of Operating Expenses over the Base Amount, Tenant shall receive a refund of such difference against payments of Rent next due. If the term of this Lease shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within 30 days after Landlord sends the Statement.

So long as Tenant’s obligations hereunder are not materially adversely affected, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated excesses of Operating Expenses over the Base Amount.

If the term of this Lease commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay estimated and actual amounts towards excesses of Operating Expenses over the Base Amount for such first or final calendar years shall be prorated to reflect the portion of such years included in the term of this Lease. Such proration shall be made by multiplying the total estimated or actual (as the case may be) excesses of Operating Expenses over the Base Amount for such calendar years by a fraction, the numerator of which shall be the number of days of the term of this Lease during such calendar year, and the denominator of which shall be 365.

Defined Terms:

“Tenant’s Pro Rata Share” means the ratio, from time to time, of the rentable square feet of the Premises to the rentable square feet in the Buildings. Tenant’s Pro Rata Share as of the Commencement Date is stipulated to be 3.1% which has been computed using the stipulated square footage set forth in Paragraph 1.1. The “Base Amount” will be the Operating Expenses per year per rentable square foot in the Buildings for the year ending December 31, 2018. “Operating Expenses” are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Landlord in connection with the ownership, management, maintenance, operation, administration and repair of all or any portion of the Buildings, the Land, the Common Areas (as defined in paragraph 9.2) and the roads, walks, plazas, landscaped areas, parking facilities, improvements and facilities thereon (collectively, “Property”) including, but not limited to, the following:

All utility costs not otherwise charged (pursuant to paragraph 3.6) directly to Tenant or any other tenant of the Property;

All wages and benefits and costs of employees or independent contractors or employees of independent contractors engaged in the operation, maintenance and security of the Property;

All expenses for janitorial, maintenance, security and safety services;

All repairs to, replacement of, and physical maintenance of the Property, including the cost of all supplies, uniforms, equipment, tools and materials;

Any license, permit and inspection fees required in connection with the operation of the Property;

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Any auditor’s fees for accounting provided for the operation and maintenance of the Property;

Any legal fees, costs and disbursements as would normally be incurred in connection with the operation, maintenance and repair of the Property;

All reasonable fees for management services provided by a management company or by Landlord or an agent of the Landlord;

The annual amortization of costs, including financing costs, if any incurred by Landlord after completion of the Property for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority (collectively “Laws”);

The annual amortization of costs, including financing costs, if any, of any equipment, device or capital improvement incurred after completion of the Property and reasonably intended as a labor-saving measure or to affect other economies in the operation or maintenance of the Property (provided the annual amortized cost does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant);

The annual amortization of costs incurred after completion of the Property, if any, for the replacement of (i) exterior perimeter window draperies or blinds provided by Landlord and (ii) carpeting and wall coverings in the public areas of the Buildings;

All insurance expenses which shall mean all premiums and other charges by Landlord with respect to the insurance of the Property including, without limitation, the following to the extent carried by the Landlord: (i) fire and extended coverage insurance, windstorm, hail and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) Workers’ Compensation insurance for the employees specified in paragraph 3.10.2 above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (viii) earthquake insurance; and (ix) such other insurance as is customarily carried by operators of other comparable projects in Northern California;

Such other usual costs and expenses which are paid by other landlords for the purpose of providing for the on-site operation, servicing, maintenance and repair of comparable projects in Northern California; and

All actual taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively “Taxes”) levied or assessed on, imposed upon or attributable to the calendar year in question (a) to the Property, and/or (b) to the operation of the Property, including but not limited to Taxes against the Property, personal property taxes or assessments levied or assessed against the Property, plus any tax measured by gross rentals received from the Property, together with any costs incurred by Landlord, including attorneys’ fees, in contesting any such Taxes but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal Government or by their respective agencies, branches or departments; provided that, if at any time during the term of this Lease there shall be levied, assessed or

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imposed on Landlord or the Property by any governmental entity, any general or special, ad valorem or specific excised capital levy or other Taxes on the payments received by Landlord under this Lease or other leases affecting the Property and/or any license fee, excise of Franchise Taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or Taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Property, and/or any occupancy, use, per capita or other Taxes, based directly or indirectly upon the use or occupancy of the Premises or the Property, then all such Taxes shall be deemed to be included within the definition of the term Taxes.

If the Buildings do not have at least 95% of the rentable area of the Buildings occupied during any calendar year period, then the Operating Expenses for such period shall be deemed to be equal to the total of (i) the Operating Expenses, other than Taxes which would have been incurred by Landlord if 95% of the rentable area of the Buildings had been occupied for the entirety of such calendar year and (ii) the actual Taxes. The annual amortization of costs shall be determined by dividing the original cost of such capital expenditure by the number of years useful life of the capital item acquired, which useful life shall be reasonably determined by Landlord, or by the number of years permitted by the Internal Revenue Service for amortization, whichever is shorter. Operating expenses shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord.

Review of Operating Expenses:

Tenant shall have a period of three months following receipt of the Statement, within which to inspect, at Landlord’s office during normal business hours, Landlord’s books and records concerning Operating Expenses for the preceding calendar year period in question. Such inspection may only be done by a generally recognized Accounting Firm. If Tenant shall not have availed itself of such inspection, Tenant shall be deemed to have accepted final and determinative the amounts shown on the Statement. If Tenant shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Landlord’s books and records with respect to the Statement, Tenant shall nevertheless continue to pay the amounts as required by the provisions of paragraphs 3.8 and 3.9; provided however, that no later than six months after receipt of the Statement, Tenant must (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Landlord in an arbitration proceeding governed by the rules of the American Arbitration Association to collect and recover any overpayments made by Tenant resulting from errors in the books and records of Landlord; and provided further, that Tenant shall, within 10 days of filing of the complaint, serve Landlord with a copy of the complaint filed in any such proceeding. Tenant shall be precluded from contesting Operating Expenses and Landlord’s computations of the amounts payable by Landlord or Tenant pursuant to these paragraphs 3.8 and 3.9, unless an arbitration complaint is filed and served within such six month period. Should the arbitrator find errors in excess of 10% of the Statement, then Landlord shall be responsible for all reasonable fees incurred by Tenant with respect to the arbitration proceeding. Should the arbitrator find errors of between 4% and 10% of the Statement, then each party shall be responsible for all fees incurred by it with respect to the arbitration proceeding.

If Tenant institutes such arbitration procedures, then the arbitrator shall have the power to, and shall inquire into and determine, not only whether or not Tenant was overcharged for any excesses of Operating Expenses over the Base Amount, but whether or not Tenant was undercharged for such excesses of Operating Expenses. At the conclusion of the arbitration, the arbitrator shall issue a

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ruling as to what the excesses of Operating Expenses should have been had Landlord strictly complied with the provisions of this Lease. If Landlord overcharged Tenant for excesses of Operating Expenses, the amount of the overcharge shall be returned to Tenant within 30 days following the conclusion of the arbitration. If the arbitrator determines that Tenant was undercharged for excesses of Operating Expenses, Tenant shall pay the amount of such undercharge to Landlord within 30 days following the issuance of the arbitration ruling.

4.0	CONSTRUCTION BY LANDLORD

Landlord shall, at its own cost and expense, construct certain improvements to the Premises (“Tenant’s Improvements”) in accordance with the final plans and specifications attached hereto as Exhibit E. Tenant shall approve or disapprove all plans and specifications within 10 days after receipt thereof. If Landlord and Tenant cannot reach agreement on said plans and specifications within 30 days after their initial delivery to Tenant, then Landlord may terminate this Lease, without being subject to any claims of or liability to Tenant.

5.0	USE OF PREMISES

Tenant shall use the Premises only in conformance with applicable laws for the specific purpose of sales office and general business use and for no other purpose. Tenant shall not do or permit to be done in or about the Property nor bring, keep or permit to be brought or kept therein, anything which is prohibited by any reasonable rules or regulations adopted by Landlord with respect to the Property or any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Tenant, at Tenant’s sole cost, shall comply with all Laws, affecting the Premises, and the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Tenant’s acts, occupancy or use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether or not Landlord is a party to such action, shall be conclusive as between Landlord and Tenant in establishing such violation.

Hazardous Materials:

Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials (as defined in paragraph 5.2.3) on the Property:

Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Property by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will be used, kept and stored in a manner that complies with all laws regulating to any such Hazardous Material so brought upon or used or kept in or about the Premises. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or the Property caused or permitted by Tenant results in contamination of the Premises of the Property, or if contamination of the Premises or the Property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold

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Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises of the Property, damages arising from any adverse impact on marketing of space in the Buildings, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Property caused or permitted by Tenant results in any contamination of the Premises or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Property.

Landlord Costs:

Landlord and Tenant agree that the cost of complying with laws relating to Hazardous Material on the Premises and the Property for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Expense, and Tenant shall pay Tenant’s Pro Rata Share thereof unless the cost of such compliance, as between Landlord and Tenant, is the responsibility of Tenant pursuant to this paragraph. To the extent any such Operating Expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Expenses to which such recovery or reimbursement relates.

Definition:

As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” or “extremely hazardous waste” or “restricted hazardous waste” under Sections 15115, 25117 or 25122.7, or is listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (xi) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42-U.S.C. § 9601).

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Americans With Disabilities Act:

Notwithstanding anything to the contrary contained in the Lease, Tenant will be responsible for designing and constructing, at its own cost and expense, all future alterations, additions, substitutions and improvements which Tenant makes to the Premises so that they comply with any physical barrier removal requirements contained in Title III of the Americans With Disabilities Act (as amended from time to time, the “ADA”) which may be applicable to the Premises. Tenant covenants and agrees that, if Tenant is required to bring all or any portion of the Premises (including, without limitation, any toilet rooms within the Premises) into compliance with the physical barrier removal requirements of Title III of the ADA, Tenant will make, at its sole cost, any alterations, additions, substitutions or improvements required to bring the Premises or such portion thereof into compliance.

6.0	ACCEPTANCE OF THE PREMISES

Tenant’s acceptance of possession of the Premises shall be deemed to be acceptance of the Premises in their condition existing as of the date of such acceptance of possession thereof, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and relating to the use of Premises and subject to all matters of record. Landlord and Landlord’s agent make no warranty concerning title to or physical, geological or financial condition of the Premises, adverse governmental controls, climate, air, water, zoning, soil, drainage, sewer, access to public roads, hazardous wastes or other similar matters relating to Tenant’s use of the Premises. Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business. Any agreements, warranties or representations not expressly contained herein shall in no way bind Landlord, and Tenant expressly waives all claims for damages against Landlord and Landlord’s agent by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto concerning the subject matter hereof. The Premises are accepted by Tenant subject to any and all rights, uses, easements and encumbrances reserved to and by the City of Redwood City pursuant to the Master Lease, between Landlord and said City, or any successor lease thereto, which Master Lease is described in paragraph 33.16 hereof.

7.0	SIGNS, DISPLAYS AND WINDOW COVERINGS

Signs and Displays:

Tenant shall not place or allow to be placed or maintained, any sign, awning, canopy, display material, or advertising matter on any door, wall or window of the Premises, Building or Common Areas, including without limitation, any location within the Premises which is in plain view from the Common Areas, without the prior written consent of Landlord. Any sign or display installed by Tenant shall be installed and maintained by Tenant at its sole cost and risk, and in compliance with all law and legal requirements, and Tenant shall indemnify and hold Landlord harmless against all loss or liability of any nature whatsoever arising from an actual or claimed breach by Tenant of any of its obligations hereunder, including, without limitation, all attorney’s fees and costs incurred by Landlord in defending against same.

Window Coverings:

Tenant may not install window coverings except for No. 112 alabaster Levolor or Landlord approved comparable window coverings.

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8.0	BUILDING SERVICES

Standard Building Services:

Subject to the full performance by Tenant of all of Tenant’s obligations under this Lease, Landlord shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit D.

Additional Services:

Tenant agrees to immediately pay on demand all reasonable charges imposed by the Landlord from time to time for all building services and utilities supplied to or used by Tenant in excess of or in addition to those standard building services and utilities which Landlord agrees to provide to Tenant in accordance with Exhibit D. Said excess and additional building services and utilities are referred to as “Additional Services” and Landlord may at any time cause a switch and/or metering system to be installed at Tenant’s expenses (which expense Tenant shall pay within 10 business days of receipt of an invoice from Landlord covering the installment cost of such switch or metering system) to measure the amount of building services, utilities and/or Additional Services consumed by Tenant or used in the Premises. In addition, in the event Tenant desires to contest any charges for Additional Services levied by Landlord under this paragraph 8.2, Tenant may, as its sole remedy, have Landlord install in the Premises a switch and/or metering system. Unless it is determined from the switch and/or metering system that the charges for Additional Services levied by Landlord were excessive in relation to Tenant’s actual use of the Additional Services, the cost of any such switch and/or metering system shall be paid for by Tenant, and Tenant agrees to pay Landlord, within five business days, for all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable, plus any additional expense incurred by Landlord in keeping records or accounts of the Additional Services so consumed.

Landlord’s Right To Cease Providing Services:

Landlord reserves the right in its sole and absolute discretion with respect to item (i) and it its reasonable discretion with respect to item (ii) to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, the Building or the Property, for any or all of the following reasons or causes:

any accident, emergency, governmental regulation, or Act of God, including, but not limited to, any cause set forth in paragraph 33.13 of this Lease; or

the making of any repairs, additions, alterations or improvements to the Premises or the Property until said repairs, alterations or improvements shall have been completed.

No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Tenant’s use or possession of the Premises or Property, or an ejection of Tenant from the Premises, or a breach by Landlord of any of its obligations, or render Landlord liable for any damages, including but not limited to any damages, compensation or claims arising from any interruption or cessation of Tenant’s business, or entitle Tenant to be relieved from any of its obligations under the Lease, or result in any abatement of Rent. In the event of any such interruption, reduction or cessation, Landlord shall use

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reasonable diligence to restore such service where it is within Landlord’s reasonable control to do so.

9.0	REPAIRS AND MAINTENANCE

Landlord:

Landlord shall maintain and repair the HVAC, electrical and other utilities supplied by Landlord to the Premises and the structural integrity only of the exterior walls, the foundation, and the roof of that portion of the Building in which the Premises are located. If the damage thereto is caused by reason of an act or omission of Tenant or its agents, servants, invitees, licensees, and employees, such costs shall be not Operating Expenses and Tenant shall reimburse Landlord for said cost and expense upon demand. Landlord shall have no obligation to make repairs under this paragraph 9.1 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord shall have no responsibilities for repair or maintenance of the Premises other than as set forth in this paragraph 9.1.

Common Areas:

The “Common Areas” are hereby defined to be the landscaped areas, parking areas and walkways of Parcel MA, described in Exhibit A to the Master Lease, along with the corridors and common facilities of the Buildings. Landlord shall maintain the Common Areas in good condition at all times. Landlord shall have the right to:

Establish and enforce reasonable rules and regulations concerning the maintenance, management, use, and operation of the Common Areas.

Close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas.

Close temporarily any of the Common Areas for maintenance purposes.

Designate other property outside the present boundaries of the Common Areas to become part of the Common Areas.

Select a person to maintain and operate any of the Common Areas if at any time Landlord determines in its sole discretion that such is in the best interests of the Premises. Landlord shall have the right to negotiate and enter into a contract with that person on such terms and conditions and for such period of time as Landlord deems reasonable and proper both as to service and as to cost.

Make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exists, vehicular parking spaces, parking area, or the direction of the flow of traffic.

Tenant:

Except as expressly provided for in paragraph 9.1, Tenant shall, at its sole cost, keep and maintain the Premises, and every part of the interior thereof, including, without limitation, windows, plate glass, glazing, doors and all door hardware, walls, flooring, and any other interior improvements installed by Landlord for Tenant in accordance with Exhibit A, or installed by Tenant, (but excepting Common Areas), in good watertight and sanitary order, condition, appearance and repair, and in good working, operating and functioning condition. Tenant shall, at its sole cost, keep and

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maintain all fixtures and equipment and other similar items, installed by Landlord for Tenant in accordance with Exhibit A, or installed by Tenant, in good order, condition and repair, and in good working, operating and functioning condition. All maintenance and repair which is the obligation of Tenant shall be completed expeditiously in a good and workmanlike manner, with good quality materials and in compliance with applicable legal and insurance requirements. For all fixtures and equipment installed by Landlord for Tenant in accordance with Exhibit A, or installed by Tenant, the maintenance and repair of said fixtures and equipment shall be provided by Tenant at its expense. Tenant waives the provisions of Subsection 1 of Section 1932 (pertaining to quiet possession, condition and repair and the right of a tenant to terminate a lease) and Sections 1941 and 1942 (pertaining to condition and repair of the Premises and a tenant’s right to repair or vacate) of the Civil Code of California and all right to make repairs at the expense of Landlord or to terminate this Lease as provided in said Sections of said Civil code or otherwise.

Tenant’s Failure:

If Tenant fails to commence and diligently and continuously prosecute to completion repairs or perform any of its other obligations hereunder required of Tenant forthwith upon notice by Landlord, either immediately in an emergency situation or within 15 days, Landlord, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, including the right to declare Tenant in breach and default of this Lease, may make the same, and in that event, Tenant shall reimburse Landlord as additional Rent for all costs Landlord incurs in taking steps to perform such obligations or repairs on the next date upon which Rent becomes due after Landlord gives notices of such cost, regardless of which party completes the same.

Surrender:

Immediately upon the expiration, or sooner termination of the tenancy hereby created, Tenant shall surrender the Premises in good condition and repair and in substantially the same condition as the Premises were in upon delivery of possession thereto under this Lease, reasonable and normal wear and tear and other differences permitted by this Lease excepted, broom clean and shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant’s right to remove its alterations and additions to the Premises shall be as set forth in paragraph 10. If Tenant is in default under this Lease it shall have no right to remove its trade fixtures, alterations, additions or improvements to the Premises. Tenant shall indemnify Landlord against all loss or liability, including attorneys’ fees and all other expenses, resulting from delay or failure by Tenant in so surrendering the Premises including without limitation any claims made by any succeeding tenant founded on such delay. Tenant’s obligation to observe or perform the covenants contained in this paragraph 9.5 shall survive the expiration or other termination of the term of this Lease.

10.0	ALTERATIONS

Tenant shall not make any alterations or additions to the Premises without the prior written consent of Landlord. Each and every permitted alteration and addition (i) must not, individually or in the aggregate, lessen the fair market value of the Premises, or materially affect the usefulness of the Premises, either for Tenant’s business or the business of potential successor tenants, (ii) shall be completed expeditiously in a good and workmanlike manner, with good quality materials, and in compliance with all applicable legal and insurance requirements, and (iii) shall become part of the Premises and subject to this Lease, provided at Landlord’s option, Tenant shall remove any such alteration or addition and restore the Premises to their condition prior to the occurrence of same, normal wear and tear excepted, upon the expiration or earlier termination of this Lease. Landlord shall exercise its option by written notice given to Tenant within 30 days after such expiration or termination and, if Tenant has not so removed and restored within 30 days of Landlord

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giving said written notice, Landlord may, but shall not be obligated to, remove and restore the same and Tenant shall pay Landlord its cost of same upon demand. Any alterations, improvements or additions made hereunder shall comply with the provisions of the Master Lease referred to in paragraph 34.16 hereof, between Landlord and the City of Redwood City.

11.0	MECHANICS’ LIENS

Except as it relates to the initial construction of the Building and the Tenant’s Improvements as provided in ARTICLE FOUR, Tenant shall (1) pay for all labor and services performed for and materials used by or furnished to Tenant or any contractor employed by Tenant with respect to the Premises, whether or not the labor and materials relate to trade fixtures, at any time prior to or during the term of this Lease or any extension hereof, and hold Landlord, the City of Redwood City and the Premises harmless and free from any liens, claims, encumbrances or judgments created or suffered and (2) give notice to Landlord in writing 15 days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon, the Premises and shall give notice to Landlord by telephone call immediately upon the commencement of any work of improvement on the Premises, and shall permit Landlord and the City of Redwood City to post a notice of non–responsibility in accordance with the requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

12.0	INDEMNITY AND INSURANCE

Indemnity:

Tenant agrees to indemnify and hold Landlord and the City of Redwood City harmless from any and all liability, loss, expense, cost, (including all costs and attorneys fees incurred in defending against claims of same) or obligation on account of, or arising out of or alleged to be on account of or arising out of, the existence, condition, use or occupancy of the Premises, or any part thereof, and including, without limitation, claims arising out of any breach or default in the performance of any obligation on Tenant’s part to be performed hereunder except for liabilities arising solely out of Landlord’s active negligence or greater culpability. This Lease is made on the express condition that Landlord shall not be liable for, or suffer loss or expense of any nature whatsoever by reason of, injury or claim of injury to person or property, from whatever cause, entirely or in any way connected with the existence, condition, use or occupancy of the Premises, or any part thereof, specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees, or other third persons, and Tenant hereby assumes all risk of and liability for same unless caused solely by Landlord’s active negligence or greater culpability. This indemnity and hold harmless provision shall survive the expiration or other termination of the term of this Lease.

Liability Insurance:

Tenant agrees to procure and maintain at its sole expense during the term of this Lease, and any extensions thereof, comprehensive public liability insurance covering liabilities related to the condition, use or occupancy of the Premises, with limits of not less than $1,000,000.00 for bodily injury to or death as a result of any one occurrence, and $500,000.00 for damages to property or such greater limits as Landlord may from time to time reasonably require.

Fire and Extended Coverage Insurance:

Landlord agrees to procure and maintain during the term of this Lease, and any extensions thereof fire and extended coverage insurance, including “All Risk” coverage on the Buildings in the full

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amount of the replacement value of the Buildings, with stipulated amount endorsement, which value shall be re-determined by Landlord from time to time. Tenant shall have no interest in or any right to the proceeds of any insurance procured by Landlord on the Buildings or Premises.

Personal Property Insurance and Waiver:

Tenant, at Tenant’s sole expense, shall maintain in full force and effect during the term of this Lease, and any extensions thereof, on all of its fixtures, equipment, leasehold improvements and personal property on the Premises, a policy or policies of fire and extended coverage insurance, including “All Risk” coverage, to the extent of at least 80% of their insurable value. Tenant hereby waives all claims against Landlord for damage to Tenant’s fixtures, equipment leasehold improvements and personal property in, upon or about the Premises or not.

Joint Waiver of Subrogation:

Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and each other’s respective officers, agents, employees and servants, from any and all claims of damages, loss, expense of injury to the Premises or to the furnishings, fixtures and equipment or inventory or other property of either Landlord or Tenant in, about or upon the Premises, as the case may be, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent of insurance proceeds actually received and to the extent such insurance is not prejudiced thereby.

General:

All policies which Tenant is required to procure and maintain as provided herein shall be with companies approved by Landlord which approval Landlord agrees not to unreasonably withhold. Certificates of insurance evidencing the policies provided for herein shall be delivered to Landlord and the Port Manager of the City of Redwood City, and shall certify that the policy (1) names Landlord, the City of Redwood City, its council, the Port of Redwood City, its Board of Port Commissioners and the respective officers, agents and employees of said City and Port as additional insureds, and (2) shall not be canceled or altered without 20 days prior written notice to Landlord and the City of Redwood City. The certificate evidencing the comprehensive liability policy shall also certify that (1) the coverage provided insures performance of the indemnity set forth in paragraph 12.1 “Indemnity” above and the waiver of claims and of subrogation set forth in 12.4 and 12.5 above and (2) the coverage is primary and any coverage by Landlord or the City of Redwood City is in excess thereto. Tenant shall furnish to Landlord a certified copy of each such insurance policy prior to the Commencement Date.

13.0	NOTICES

Any notice, demand, request, consent, or other communication required or permitted to be given hereunder shall be in writing and may be served personally or by first class, certified mail, postage prepaid, return receipt requested, addressed to Landlord and Tenant respectively at the addresses set forth in this Lease or at such other address as either may designate to the other by notice given hereunder provided that a copy of any such notice, demand, request, consent or other communication given to Tenant after the Commencement Date shall be deemed served if served at or addressed to the Premises.

14.0	ESTOPPEL CERTIFICATES

Tenant, within five days of a request by Landlord to do so shall (1) execute and deliver to Landlord documents, including estoppel certificates, (a) certifying that this Lease is unmodified

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and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and (c) evidencing the status of the Lease, as may be required either by a lender making a loan to Landlord or a purchaser of the Premises from Landlord and (2) deliver to Landlord current financial statements of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant’s failure to perform timely each of its obligations under this ARTICLE 14 shall constitute a material breach of this Lease, entitling Landlord to exercise all of its remedies for same, and without limiting or waiving Landlord’s right to so exercise same, also shall be conclusive upon Tenant as to Landlord and any third party at whose request Landlord has requested the aforesaid documents from Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance (iii) that no Rent has been paid in advance except as expressly set forth in this Lease.

15.0	ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s agents to enter the Premises and all portions thereof during normal business hours of Landlord and at all other reasonable times for the purpose of inspecting or maintaining the same, or for the purpose of making repairs, alterations, or additions to any portion of same, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned and shall permit Landlord to place upon the Premises any usual or ordinary “to let” or “to lease” signs. Redwood City’s agents shall have the right at all reasonable times to enter upon and inspect the Premises for cleanliness and safety.

16.0	ABANDONMENT

Tenant shall not vacate or abandon the Premises or substantially cease or suspend its full business operation at any time during the term of this Lease; and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned at the option of Landlord, and Landlord may dispose of same at Tenant’s expense as it deems appropriate and Tenant waives any claim for damages or otherwise which it, or any other party claiming an interest in such property, might otherwise have against Landlord with respect to such disposition and Tenant shall indemnify and hold Landlord harmless from any loss or expense it might incur as a result of such claim, including all attorney fees and related costs of defending against same.

17.0	WASTE AND QUIET ENJOYMENT

Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts, omissions or things which may disturb the quiet enjoyment of any other tenant or occupant in the Building provided that nothing herein shall be deemed to require Landlord to enforce this provision on behalf of any such other tenant or any other person.

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18.0	TENANT TO COMPLY WITH ALL APPLICABLE LAWS

Tenant shall, at Tenant’s sole cost and expense, comply with all of the statutes, ordinances, rules, regulations, and requirements of all city, county, municipal, state, federal and other applicable governmental or other public authorities, now in force, or which may hereafter be in force, pertaining to the Premises or the use of the Premises, including the installation of additional facilities as required for the conduct and continuance of Tenant’s business. The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such statute, ordinance rule, regulation, or requirement shall be conclusive of the fact of such violation by Tenant.

19.0	NON–ASSIGNMENT

No Assignment or Subletting:

Tenant’s interest, or any portion thereof, in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, or any portion thereof, without the prior written consent of Landlord which consent shall not be unreasonably withheld and the prior written consent of the City of Redwood City, provided, should Landlord or the City of Redwood City withhold their consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable: (i) a conflict with other uses or users in the Building of which the Premises forms a part; (ii) the incompatibility of the proposed use with other uses, proposed or existent within such Building; (iii) the financial inadequacy or lack of established business history of the proposed sublessee or assignee; (iv) a proposed use or user which would cause a diminution in the reputation of said Building or the other businesses located therein; (v) the failure of Tenant and any proposed assignee or subtenant to agree in any assignment or sublease of all or any portion of the Premises (“Transferred Space”) that the assignee or subtenant pay directly to Landlord as additional Rent under this Lease any rental reserved and all other consideration paid by or on behalf of the assignee or subtenant for such assignment or sublease, no matter how characterized and without regard to whether such appears in the assignment or sublease, which exceed or are in addition to the rental reserve in this Lease applicable to such Transferred Space. A consent to one assignment, subletting, occupation or use by one party shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another party. Any assignment or subletting without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Landlord’s or the City of Redwood City’s waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide. Tenant shall pay upon demand all legal fees of Landlord or the City of Redwood City incurred with respect to any proposed assignment or subletting, whether or not the same is approved by Landlord or the City of Redwood City or becomes consummated.

Transfer of Interest:

If Tenant is a corporation (other than a corporation which has 50 or more shareholders and tangible assets of $10,000,000 or more in fair market value), or is an unincorporated association or partnership (other than a partnership which has 50 or more partners and tangible assets of $10,000,000 or more in fair market value), the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of 50% shall be deemed an assignment within the meaning and provisions of this ARTICLE 19.

No Hypothecation:

Tenant shall not pledge, hypothecate or otherwise encumber or suffer encumbrance of all or any part of its interest in this Lease.

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20.0	BREACH BY TENANT

Remedies Upon Breach:

Upon the breach of this Lease by Tenant, Tenant shall be in default and Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity, to which Landlord may resort cumulatively, or in the alternative.

Reentry Without Termination:

Landlord may at Landlord’s election, reenter the Premises and, without terminating this Lease, at any time, and from time to time, relet for a term equal to or longer or shorter than the term of this Lease, the Premises or any part or parts of them, for the account and in the name of Tenant. Landlord may, at Landlord’s election, eject Tenant or any of Tenant’s subtenants, assignees, or other person or persons claiming any right under or through this Lease or otherwise. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease all sums required by Tenant under this Lease, plus Landlord’s expenses, less the proceeds of any sublease or reletting. The expenses allowed Landlord shall include, without limitation: costs paid to retake possession (including attorneys’ fees), costs to place the Premises in good condition and to alter them for reletting, costs to secure new tenants (including broker’s commissions), and costs to fulfill all of Tenant’s covenants and conditions to the end of the term. No act or omission by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant written notice of termination which landlord may do at any time after a default or breach by Tenant.

Recovery of Rent:

Landlord shall be entitled, at Landlord’s election, to keep this Lease in effect and to enforce all of its rights and remedies under the Lease, including the right to recover Rent and other sums as they become due plus interest at the rate of 10% per year or the highest percent then permitted by law, whichever is greater, from the due date of each installment of Rent or other sum until paid.

Termination:

Landlord may, at any time after any breach by Tenant, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination. On the giving of the notice, all of Tenant’s rights in the Premises shall terminate. Immediately upon such notice of termination being given, Tenant shall surrender and vacate the Premises in a broom-clean condition, and Landlord may reenter and take possession of the Premises and all remaining improvements and eject Tenant or any of Tenant’s subtenants, assignees, or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages or Rent previously accrued or then or thereafter accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of the Lease:

Maintenance or preservation of the Premises;

Efforts to relet the Premises;

Appointment of a receiver in order to protect Landlord’s interest hereunder;

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Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment, or otherwise;

Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant.

Damages. In the event of termination pursuant to paragraph 20.4 above, Landlord shall be entitled to damages in the following sums:

The worth at the time of award of the unpaid Rent which has been earned at the time of termination; plus

The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of awards exceeds the amount of such rental that Tenant proves could be reasonably avoided; and

Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including without limitation, the following: (i) expenses for cleaning, repairing, or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of Rent, direct payment or allowance to Tenant or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises such as taxes and insurance premiums thereon, mortgage payments, utilities and security precautions; (v) expenses in retaking possession of the Premises; (vi) attorneys’ fees and court costs; and (vii) any brokers’ commissions paid or due for the portion of the term for which Rent and all other monies due from Tenant are not paid.

The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this paragraph, is computed by allowing interest at the rate of 10% per annum or the higher rate then permitted by law, whichever is greater. The “worth at the time of award” of the amount referred to in subparagraph (c) of this paragraph is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

Receivership:

In addition to the above enumerated remedies and at Landlord’s option and in order to enable Landlord to effectuate and use any of the above-provided remedies, Landlord may upon any default, breach, failure or neglect of Tenant, and without notice to Tenant, petition for, and be entitled as a matter of right to, the appointment of a receiver and a court may appoint such receiver and vest in such receiver such powers and authorities as may be necessary or proper to fully protect all the rights herein granted or reserved to Landlord and to fully enable Landlord to exercise any of

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the remedies provided for Landlord herein and by law. Any such receiver may take possession of any personal property belonging to Tenant and used in the conduct of business then being carried on by Tenant at the Premises and may use the same in conducting such business upon the Premises without compensation to Tenant.

Cumulative:

All remedies hereinbefore and hereafter conferred upon Landlord shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law or equity.

Default:

Tenant’s breach and default of this Lease shall include, without limitation, any of the following events:

Tenant shall fail to timely pay in full when due any installment of Rent or other payment; or

Tenant shall have attempted to assign or sublet or encumber any part of its interest in this Lease without the prior written consent of Landlord; or

Tenant shall have committed or suffered the commission of waste, nuisance or other acts, omissions or things which may disturb the quiet enjoyment of any other tenant or occupant in the Building; or

Tenant shall have assigned its assets for the benefit of its creditors; or

The sequestration, attachment, or execution on any substantial part of the property of Tenant or on any property essential to the conduct of Tenant’s business shall have failed to obtain a return or release of such property within 30 days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

Tenant shall have vacated or abandoned the Premises or substantially eased or suspended its business at the Premises; or

Tenant shall have failed to perform timely any other term, covenant or condition contained in this Lease and such failure shall have continued for 30 days after service of written notice to Tenant; or

A court having jurisdiction shall have made or entered any decree or order; (i) adjudging Tenant to be bankrupt or insolvent; (ii) approving as properly filed a petition seeking reorganization of Tenant or an arrangement under the bankruptcy laws or any other applicable debtor’s relief law or statute of the United States or any State thereof; (iii) appointing a receiver, trustee or assignee of Tenant in bankruptcy or insolvency or for its property; or (iv) directing the winding up or liquidation of Tenant; and such decree or order shall have continued for a period of 30 days; or (v) Tenant shall have voluntarily submitted to or filed a petition seeking any such decree or order.

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21.0	CONDEMNATION

Definition of Terms:

For the purpose of this Lease the term

“Taking” means the taking of or damage to the Premises or any part thereof related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property.

“Total Taking” means the taking of the entire Premises or so much of the premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall the taking of less than 20% of the Premises be considered a Total Taking.

“Partial Taking” means the taking of only a portion of the Premises which does not constitute a Total Taking.

“Date of Taking” means the date upon which title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession is issued prior to the date title vests in the condemnor.

“Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

Rights:

The parties agree that, in the event of any taking, all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein. Each party waives any statutory right in conflict with the provisions hereof, including, without limitation, Code of Civil Procedures Section 1265.130 pertaining to partial taking.

Total Taking:

In the event of a Total Taking during the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking, (2) Landlord shall refund to Tenant any unearned Rent, (3) Tenant shall pay to Landlord any Rent or charges due from Tenant under this Lease each prorated as of the Date of Taking, (4) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant, and (5) the remainder of the Award shall be paid to and be the property of Landlord.

Partial Taking:

In the event of a Partial Taking during the term hereof, (1) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the Premises taking shall cease and terminate as of the Date of Taking, (2) from and after the Date of Taking the Monthly Installment shall be the product obtained by multiplying the Monthly Installment by the quotient obtained by dividing the fair market value of the Premises after the Taking by the fair market value of the Premises prior to the Taking, (3) Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant, and (4) the remainder of the Award shall be paid to Landlord.

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Dispute; Arbitration:

Landlord, in its sole discretion, shall determine any revised Monthly Installment as provided in paragraph 21.4 and its decision shall be conclusively binding on Tenant provided that Tenant may within 10 days of Landlord giving notice of the revised Monthly Installment notify Landlord of its request for arbitration, but, as a condition of its right to arbitrate, Tenant shall pay the revised Monthly Installment determined by Landlord until the effective date of any arbitration award to the contrary. If the arbitration results in a reduction of Rent, Tenant shall be permitted to deduct the amount of any excess paid in equal amounts against the Monthly Installments next falling due after notice of the decision of the arbitration is given. If the arbitration results in an increase in Rent, Tenant shall begin paying the increased rate immediately and shall pay upon demand the difference between Rent paid at the rate determined by Landlord and Rent which would have been paid at such increased rate.

22.0	DESTRUCTION

Landlord Option:

In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option: (i) rebuild or restore the Premises to substantially their prior condition, or (ii) terminate this Lease.

Notice; Rent Reduction:

Landlord shall give Tenant notice in writing within 30 days from such destruction of the Premises of its election to either rebuild or restore them, or to terminate this Lease. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, (both pertaining to termination or destruction) of the California Civil Code. In the event Landlord elects to rebuild or restore the Premises, this Lease shall remain in full force and effect except that the Monthly Installment shall be reduced in proportion to the degree to which Tenant’s reasonable use of the Premises is impaired during the period of rebuilding or restoration, provided that if such damage or destruction is caused by Tenant’s act or omission or that of Tenant’s employee, agent, invitee, licensee, permittee or guest, there shall be no abatement or reduction of Rent and the cost of rebuilding or restoration, to the extent not covered by insurance proceeds and including time spent by Landlord and its employees, shall be paid by Tenant upon demand of Landlord.

Dispute:

Landlord, in its sole discretion, shall determine the amount, if any, of Rent reduction provided for in paragraph 22.2 and notify Tenant of same within 30 days of the date of such damage or destruction. Landlord’s determination shall be conclusively binding on Tenant provided that if Tenant wishes to dispute the determination of Landlord, Tenant shall nonetheless timely pay the Rent determined by Landlord and Tenant shall, within 10 days of Landlord’s notice of determination, notify Landlord of Tenant’s request to arbitrate said determination. As a condition of such right to arbitrate, Tenant must timely pay the Rent determined by Landlord, until the effective date of any arbitration award to the contrary. If the arbitration results in a further reduction of Rent, Tenant shall be permitted to deduct the amount of any excess paid in equal amounts against the Monthly Installments next falling due after notice of the decision of the arbitration is given. If the arbitration results in an increase in Rent, Tenant shall begin to pay the increased rate immediately and shall pay upon demand the difference between Rent paid at the rate determined by Landlord and Rent which would have been paid at such increased rate.

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23.0	SUBORDINATION

Rights:

The rights of Tenant under this Lease are and shall be subordinate to the Master Lease between Landlord and the City of Redwood City, any mortgage (including a consolidated mortgage), deed of trust or other hypothecation encumbering the Premises or any part thereof, whether such Master Lease, mortgage, deed of trust or other hypothecation has heretofore been, or may hereafter be, placed upon the Premises by Landlord.

Documents:

Tenant shall, upon Landlord’s request, execute any instrument (including an amendment to this Lease) or instruments of subordination necessary to subordinate this Lease to the Master Lease between Landlord and the City of Redwood City, or to any mortgage of deed of trust to be placed on the Premises, or any part thereof, by Landlord in accordance with paragraph 23.1 above. Tenant agrees to attorn to any mortgagee or beneficiary of a deed of trust subsequently encumbering the Premises and to any party acquiring title to the Premises, by judicial foreclosure or a trustee’s sale, as the successor to Landlord hereunder.

24.0	MORTGAGEE PROTECTION

In the event of any default on the part of Landlord, Tenant will give notice by certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage encumbering the Premises whose address shall have been furnished it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

25.0	SURRENDER OF LEASE NOT MERGER

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord or any or all such subleases or subtenants.

26.0	WAIVER

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or subsequent or continuing breach of the same or any other term, covenant or condition herein contained. Landlord’s acceptance of Rent or other money due hereunder shall not be deemed a waiver of any breach of default, regardless of Landlord’s knowledge of same, and acceptance of such money shall not be a waiver of breach or default as to the specific amount of Rent or other money if acceptance occurs after expiration of a notice to pay or quit served as a result of such breach or default.

27.0	ATTORNEYS’ FEES

In the event either Landlord or Tenant shall bring any action or legal proceeding for damages or possession or both for an alleged breach of any provision of this Lease, to recover Rent, to terminate the tenancy of Tenant at the Premises, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of Landlord or Tenant, the prevailing party in such action or proceeding shall be entitled to recover as part of such action or proceeding, reasonable attorneys’

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fees and court costs as may be fixed by the court or jury but this provision shall not apply to any cross-complaint filed by anyone other than Landlord in such action.

28.0	HOLDING OVER

This Lease shall terminate without further notice at the expiration of the term. Any holding over by Tenant after expiration or sooner termination of this Lease shall be construed to be a tenancy from month to month, at 150% of the Monthly Installment of rental due for the last month of the term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, including, without limitation, those providing for additional Rent.

29.0	SUCCESSORS

The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, personal representatives, successors and assigns (to the extent the Lease is assignable).

30.0	CORPORATE AUTHORITY

If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation and in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms, and such person shall within 10 days after execution of this Lease deliver to Landlord an original of said resolution of the Board of Directors.

31.0	ARBITRATION

Wherever it is provided in this Lease that a party may request arbitration and provided a party timely gives notice of its request for same, arbitration shall occur as provided in this ARTICLE 31. The party requesting arbitration shall appoint an arbitrator and give the other party written notice of the name and address of such arbitrator in the request for arbitration. The other party shall serve written notice of the name and address of its arbitrator within five days after the written request for arbitration has been served. The two arbitrators so appointed shall, within 10 days after their appointment appoint a third arbitrator. The decision in writing of any two of the three arbitrators so appointed shall be binding and conclusive on both parties to this Lease. The arbitrators may apportion on the costs and expenses of the arbitration proceeding, including the arbitrator’s fees but excluding attorneys’ fees, between the parties to this Lease in such a manner as any two of the three arbitrators deem just.

32.0	LANDLORD LIABILITY

Tenant agrees that if Landlord shall fail to perform any covenant or obligation on its part to be performed, and as a consequence thereof, or if on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only of Landlord’s estate in the Premises, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.

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33.0	GENERAL PROVISIONS

Headings:

The paragraph headings used in this Lease are for the purpose of convenience only; they shall not be construed to limit or to extend the meaning of any part of this Lease. This is a negotiated Lease. Should any provision of this Lease be found to create an ambiguity, Tenant waives any right it may have to construe and the ambiguity against Landlord on the basis that Landlord provided the Lease from or the particular provision.

Landlord:

The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner of an interest in the Premises at the time in question, and in the event of any transfer or transfers of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of the Landlord contained in this Lease, thereafter to be performed, provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership of such interest in the Premises.

Executed Copies:

Any fully executed copy of this Lease shall be deemed an original for all purposes.

Time:

Time is of the essence as to each and every provision of this Lease.

Brokerage:

Landlord and Tenant represent and warrant each to the other that each has not dealt with any real estate broker, agent, finder, or other person, with respect to this Lease in any manner, except Tenant has dealt with Cornish & Carey Commercial, a real estate broker. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, agent, finder, or other person, with whom the other party has or purportedly has dealt, except Landlord shall pay the commissions that are payable to the above-named broker with respect to this Lease in accordance with the provisions of a separate written commission contract between Landlord and said broker.

Entire Agreement:

This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding either expressed or implied pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

Auctions:

Tenant shall not conduct, or permit to be conducted, any sale by auction on the Premises.

Relationship:

Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the

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parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

Cumulative Remedies:

No remedy or election provided to Landlord hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or equity.

Covenants and Conditions:

Each provision of this Lease performable by Tenant shall be deemed both a covenant and condition; any failure of timely performance shall be a material breach hereof.

Exhibits:

All exhibits attached hereto are incorporated herein as though set forth in full.

Rents:

All amounts due hereunder from Tenant to Landlord shall be deemed Rent and shall be due and payable as Rent unless Landlord elects otherwise.

Force Majeure:

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other charges to be paid by Tenant pursuant to this Lease.

Port Approval:

Landlord is the holder of a leasehold interest in the land on which the Premises are located in accordance with a written Lease Agreement (the “Master Lease”). This Lease is conditioned and contingent upon its approval by the Board of Port Commissioners of the City of Redwood City, which approval shall be evidenced by the execution of the space set forth below.

Master Lease:

Notwithstanding any other provision of this Lease, it is agreed between Landlord and Tenant that the Lease entered into hereunder is a sublease and that a Master Lease has been executed between the City of Redwood City, a municipal corporation of the State of California, acting by and through its Board of Port Commissioners, and Landlord (referred to throughout this Lease as the “Master Lease”), which includes the Premises. Tenant acknowledges that it has received a copy of the Master Lease and has read the same. The terms, covenants and conditions of the Master Lease, as amended from time-to-time, are hereby incorporated herein in the same manner and with the same effect as though fully set forth at length. Tenant agrees that it will comply with each and every term, covenant and condition of the Master Lease insofar as applicable to the Premises, and in the event of any conflict between the provisions of the Master Lease and this Lease the provisions of the Master Lease shall control. Should an amendment to the Master Lease be required, Landlord will seek Tenant’s consent. Said consent shall not be unreasonably withheld.

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34.0	CONSTRUCTION OF INITIAL TENANT IMPROVEMENTS BY TENANT

Notwithstanding the provisions of paragraph 4.1 of this Lease, Tenant may elect to construct, at its own cost and expense, tenant improvements to the Premises. Tenant shall make such election by giving written notice thereof to Landlord pursuant to paragraph 14.1 of the Lease. Once such notice has been given the provisions of paragraph 4.1 and any other provisions in this Lease concerning Landlord’s construction of tenant improvements for Tenant shall be of no further force and effect and Landlord shall have no obligation to construct any tenant or other improvements to the Premises. If Tenant provides such written notice to Landlord, Tenant shall furnish Landlord with final plans and specifications within 20 days of the notice. Landlord shall approve or disapprove the plans and specifications within 10 days after receipt thereof. Tenant agrees to construct said improvements in accordance with the plans and specification as approved by Landlord. If Landlord and Tenant cannot reach agreement on said plans and specification within 30 days after their initial delivery to Landlord, then Landlord may terminate the Lease without being subject to any claims of, or liability to, Tenant.

Tenant shall construct said tenant improvements at its sole cost and expense using union labor for said work. Tenant shall indemnify and hold Landlord, the City of Redwood City and the Premises harmless from and against any and all liens, claims, encumbrances, liabilities, obligations and judgments (including reasonable attorneys’ fees and costs).

Tenant shall furnish Landlord with written notice 15 days prior to employing any laborer or contractor to perform services related to, or receiving any materials or supplies at the Premises to be used in connection with, the construction of the tenant improvements. Tenant shall permit Landlord and the City of Redwood City to post a notice of non-responsibility in accordance with the requirements of California Civil Code Section 3094 or any amendment thereof.

i.Portside is located at the Port of Redwood City. The Port is a marine freight terminal and provides berths for dry bulk, liquid bulk, and project cargoes, along with certain recreational opportunities and public access to San Francisco Bay. As a result, tenants at Portside should be aware that the industrial activities (including construction activities from time to time) conducted at the Port will and do create noise, odor and dust. By executing this rental agreement, Tenant acknowledges that he/she has been aware of the Port activities and consequences and voluntarily executes this rental agreement.

/s/ PAC (Tenant’s Initials)

35.0	SPECIAL PROVISIONS

Special provisions of this Lease, Exhibits A through E are attached hereto and made a part hereof.

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IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth above.

AGREED AND ACCEPTED this   30   day of March, 2018.

TENANT:

BROADVISION

By:  /s/  Pehong Chen

Its:  CEO

LANDLORD:

PORTSIDE INVESTORS, a California limited partnership

By:  /s/ Daniel Fivey

Daniel Fivey

Its: General Partner

This Lease is approved by the Board of Port Commissioners of the City of Redwood City.

By:   Date:

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RESOLUTION NO. P- 2374

RESOLUTION APPROVING SUBLEASE AGREEMENT
(PORTSIDE INVESTORS - PHASE I LEASE AGREEMENT)
(BROADVISION)

BE IT RESOLVED BY THE BOARD OF PORT COMMISSIONERS OF THE CITY OF REDWOOD CITY, AS FOLLOWS:

Pursuant to the provisions of Paragraph 33 of that certain Lease Agreement dated May 31, 1984 (as amended) by and between the City of Redwood City acting by and through its Board of Port Commissioners and Portside Investors - Phase I, a California limited partnership ("Lessee"), that certain following-named document by and between Lessee and the following- named tenant, a copy of which agreement is on file in the office of the Port Manager, to which copy reference is hereby made for the full particulars thereof, is hereby approved:

Standard Lease Agreement
Broadvision
460 Seaport Court, Suite 102
Redwood City, CA 94063

Regularly passed and adopted by the Board of Port Commissioners of Redwood City, this  ___9th___  day of ____May____ 2018.

AYES, and in favor of said Resolution, Commissioners:
Commissioner Duncan, Commissioner Claire, Secretary Garcia,
Vice Chair Kastrop and Chairman Dodge

NOES, Commissioners:
None

ABSENT, Commissioners:
None

/s/ Richard Dodge PRESIDENT, Board of Port Commissioners Richard Dodge

/s/ Ralph Garcia SECRETARY, Board of Port Commissioners Ralph Garcia

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Exhibit A

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Exhibit B

460
483
485
489
491
407
493
495
497
499
501
503
505
509

460-509 Seaport Court, Port of Redwood City

The information contained herein has been given to us by the owner of the property or other sources we deem reliable. We have no reason to doubt its accuracy, but we do not guarantee it. All information should be verified prior to purchase or lease.

CB&C 21392-11/93

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EXHIBIT C

COMMENCEMENT LETTER attached to and forming a part of Lease Agreement between PORTSIDE INVESTORS, a California limited partnership (“Landlord”) and BROADVISION, (“Tenant”).

The undersigned Tenant hereby confirms the following:

1.Tenant accepted possession of and now occupies the Premises;

2.The Commencement Date of the Lease is July 1, 2018;

3.The Tenant will commence payment on July 1, 2018;

4.The Expiration Date is June 30, 2020;

5.The Tenant Improvements have been completed and are satisfactory to Tenant, except for certain “punch list” items that remain outstanding and are in the process of being completed by Landlord;

6.There are no off-sets or credits against Rent payable on the Lease, nor has any Rent been prepaid, except as provided by the Lease. There are no concessions or inducements owed to Tenant by Landlord.

Executed On , 2018 TENANT: BROADVISION By: Its:

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EXHIBIT D

STANDARDS FOR UTILITIES AND SERVICES

The furnishing of building services and utilities to Tenant shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit D and elsewhere in the Lease. Landlord reserves the right to adopt from time to time such reasonable modifications hereto as Landlord may deem appropriate.

1.Subject to the full performance by Tenant of all of Tenant’s obligations under the lease, Landlord shall, on Monday through Friday, from 7:00 a.m. to 6:00 p.m., and on Saturday, from 9:00 a.m. to 1:00 p.m., excepting state and federal holidays (“Normal Hours”), provide the standard building services and utilities set forth in this paragraph 1. Landlord shall:

(a)Provide automatic elevator facilities on Monday through Friday, 7:00 a.m. to 6:00 p.m. only, and have one automatic elevator available at all other times (if the Building is passenger elevator equipped).

(b)Provide to the Premises, during Normal Hours, heating, ventilation, and air condition (“HVAC”) when, in the judgment of Landlord or Tenant, it may be required for the comfortable occupancy of the Premises for general office purposes (subject, however, to any governmental act, proclamation or regulation). Landlord shall not be responsible for any room temperatures if Tenant’s lighting and receptacle loads exceed those listed in paragraph 1(c) of this Exhibit, or if the Premises are used for other than general office purposes.

(c)Provide to the Premises, during Normal Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, photocopy machines and “small” computers incidental to the conduct of normal general office business, which use 110/220-volt electric power, not to exceed the reasonable capacity of Building Standard office lighting and receptacles, and not in excess of limits imposed by any governmental Standard office lighting and receptacles, and not in excess of limits imposed by any governmental authority. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond Normal Hours, to reimburse Landlord for the excess utilities as provided in paragraph 8 of the Lease.

(d)Provide at all times reasonably necessary amounts of water for restrooms furnished by Landlord.

(e)Provide janitorial services to the Premises each evening, Sunday through Thursday (except state and federal holidays), provided the Premises are used exclusively in accordance with paragraph 5 of the Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually produced from the Premises. Landlord shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Landlord’s direction without interference by Tenant or Tenant’s Employees.

INITIALS:  /s/   PAC

INITIALS:  /s/   DF

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2.Landlord shall have the exclusive right to make any replacement of electric light bulbs, tubes and ballasts in the Premises throughout the term of this Lease. The Landlord may, at Landlord’s sole discretion, adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.

3.No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building’s HVAC, electrical or plumbing systems be made which would possibly adversely affect the Building or such systems without prior consent to Landlord, which consent shall be subject to Landlord’s sole absolute discretion. Landlord reserves the right to designate and/or approve the contractor to be used by Tenant. Any permitted installations shall be made under Landlord’s supervision. Tenant shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installations, and such installations shall otherwise be made in accordance with paragraph 10 of the lease.

4.Landlord shall not provide in the Premises, reception outlets or television or radio antennas for television or radio broadcast or reception, and Tenant shall not install any such equipment without the prior consent of Landlord which can be withheld in Landlord’s sole and absolute discretion.

5.Tenant shall not, without the prior consent of Landlord, use any apparatus, machine or device in the Premises, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

6.Tenant shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Tenant in the use of the Premises; provided, however, that Tenant shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone room. Tenant shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under the Lease nor constitute a breach of the Lease by Landlord.

7.Tenant acknowledges and understands that at the commencement of the term of this Lease, if this is a new Building, portions of the Building, and the Property and the Building’s HVAC, security (if any), electrical and plumbing systems may not be fully completed, adjusted, and running smoothly and that Tenant will suffer certain annoyances and inconveniences. These annoyances and inconveniences shall not give rise to any rent abatement or reduction or create any other claim by Tenant against the Landlord.

8.Tenant agrees to cooperate fully at all times with Landlord to assure, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s HVAC, electrical, security (if any), and plumbing systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

INITIALS:  /s/   PAC

INITIALS:  /s/   DF

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EXHIBIT E

ADDENDUM attached to and forming a part of Lease Agreement between PORTSIDE INVESTORS, a California limited partnership (“Landlord”), and BROADVISION (“Tenant”).

1.First Month’s Rent:

Tenant shall deposit with Landlord the first month’s rent in the amount of $7,234.50. Said amount shall be paid by Tenant to Landlord upon Lease execution.

2.Security Deposit:

Tenant shall deposit with Landlord a security deposit in the amount of $7,234.50. Said amount shall be paid by Tenant to Landlord upon Lease execution.

3.Early Access:

The Tenant shall have two (2) weeks early access free of charge to the Premises for the purpose of FF&E, cabling and other move-in purposes

4.Phone Lines and Data Lines:

Cost for phone lines and data lines shall be paid for by Tenant.

5.Tenant Improvements:

Landlord, at Landlord’s sole cost and expense, shall provide new paint and carpet throughout the Premises.

6.Notices:

All correspondence, rent payments and notices to be sent to:

Portside Investors
c/o The Fivey Company
210 Porter Drive, #220
San Ramon, CA 94583
(925) 820-7666

INITIALS:  /s/   PAC

INITIALS:  /s/   DF

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BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1.Use of Common Areas.

Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building (“Common Areas”) and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas or any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation, and interest of the Building and its tenants.

2.No Access to Roof.

Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event, Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost, or expense, including reasonable attorney’s fees, arising from any activities of Tenant or of Tenant’s representatives on the roof of the Building.

3.Signage.

No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent.

4.Prohibited Uses.

The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5.Janitorial Services.

Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than the Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 pm, unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6.Keys and Locks.

Landlord will furnish Tenant, free of charge, two (2) keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks, or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the

INITIALS:  /s/   PAC

INITIALS:  /s/   DF

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Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

7.Freight.

Upon not less than twenty-four hours prior notice to Landlord, which may be verbal, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord, in its discretion, deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size, and position of all equipment, materials, furniture or other property brought into the Building, and no property bill be received in the Building or carried up or down the fright elevator or stairs except during such hours and along such routes and by such persons as may be designated such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

8.Nuisances and Dangerous Substances.

Tenant will not conduct itself or permit its agents, employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or on the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

Tenant will not bring or keep any animals in or about the Premises or the Property.

9.Building Name and Address.

Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

10.Building Directory.

A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

11.Window Coverings.

No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hanging, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord.

12.Floor Coverings.

Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal or any floor covering by Tenant or its contractors, employees or invitees.

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13.Electrical Installations.

Landlord will direct Tenant’s electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

14.Office Closing Procedures.

Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15.Plumbing Facilities.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

16.Use of Hand Trucks.

Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17.Refuse.

Tenant will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

18.Soliciting.

Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

19.Parking.

Tenant will use, and will cause its agents, employees, contractors and invitees to use the parking spaces to which it is entitled under the Lease. Tenant will not park, or permit its agents, employees, contractors or invitees to park in a manner that impedes access to and from the Building or the parking facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking facility.

20.Fire, Security and Safety Regulations.

Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21.Responsibility for Theft.

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Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.Sales and Auctions.

Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises, nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises an advertising medium, which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or be permitted to conduct any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23.Enforcement.

Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

24.Effect on Lease.

These Building Rules are in addition to, and shall not be construed to in any way, modify, or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease. Violation of these Building Rules constitute a failure to fully perform the provisions of the Lease, as referred to in Section 16.1 – “Events of Default.”

25.Additional and Amended Rules.

Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may, from time to time, be needed for the safety, care, and cleanliness of the Building and for the preservation of good order therein.

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